Exhibit 10.25

Contract No.: Lv Jin Jie Zi No. L20220607

Fujian Rural Credit Cooperative Rural Commercial Bank

Working Capital Loan Contract

Prepared by Fujian Rural Credit Cooperative Union

Important Contracting Tips

To protect your interests, please carefully read the tips before the contract is signed, and check and confirm the following matters:

I. You are entitled to sign this contract, if it is legally necessary to obtain consent of other person, you have obtained sufficient authorization;

II. You have carefully read and fully understood contractual clauses, and have paid special attention to content on liability assumption, exemption or restriction of liabilities of lender and the part in bold thereof;

III. Lender has explained relevant clauses of the contract; you have been fully aware of and understood meaning and corresponding legal consequences of clauses of the contract, and are willing to accept agreements in these clauses;

IV. You ensure that loan materials provided are true, legal and effective, and are willing to assume legal liabilities for authenticity and legality of content provided.

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Working Capital Loan Contract

Information of contracting parties: see Article 7 in Special Clauses of the Contract.

In accordance with relevant national laws and regulations, the contract is hereby made by borrower and lender with consensus. The contract is composed of General Clauses and Special Clauses.

General Clauses

Article 1 See Article 8 in Special Clauses for amount, period, interest rate and the like of loan of the contract.

I. When amount, period, interest rate, repayment method and the like of loan in the contract is inconsistent with evidence of loan, the evidence of loan shall prevail. Loan and repayment operations that use account and password of borrower and are implemented through the business platform provided by lender are deemed to be processed by borrower himself, legal consequences thereof are assumed by borrower, and electronic record of lender shall prevail. Evidence and electronic record of each loan serve as components of the contract and have the same legal effect as the contract.

II. Loan prime rate refers to the loan prime rate issued by National Interbank Funding Center authorized by the People’s Bank of China. In case of adjustment of interest rate policies of the People’s Bank, it shall proceed based on provisions thereof.

III. When loan execution rate of the contract is adjusted based on the loan prime rate, lender will not otherwise notify borrower.

IV. Lender is entitled to decide whether to use the cumulative total method or the transaction-by-transaction method for interest calculation.

V. Lender will release loan when the following conditions are met:

(I) Borrower provides capital use certification materials meeting requirements of lender, such as relevant transaction contract;

(II) Guarantor has appropriately processed the guarantee formalities; if mortgage and pledge require insurances, relevant insurances have been processed;

(III) Other loan release conditions required by lender.

VI. Lend Capital Payment

(I) Loan capital in the contract is paid as follows:

1. Entrusted lender payment. It refers to that lender pays the loan capital to the transaction object of borrower consistent with the purpose agreed in the contract in light of withdrawal application and payment entrustment of borrower.

2. Independent borrower payment. It refers to that lender directly releases the loan capital to the account of borrower in light of the withdrawal application of borrower, and then borrower independently pays the capital to the transaction object of borrower consistent with the purpose agreed in the contract.

(II) Borrower shall provide capital use certification materials such as loan capital payment information and transaction contract in accordance with requirements of lender.

(III) Lender is entitled to supervise, manage and control the loan capital payment based on the contract, and review and check whether loan payment application and capital use certification materials provided by borrower are consistent with actual purpose.

(IV) If borrower avoids the entrusted lender payment in a manner of breaking up the whole into parts, and loan capital use is abnormal, lender is entitled to change conditions and method of release and payment of loan, or deal with it as breach of contract on the part of borrower.

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VII. If borrower repays principal in advance, borrower shall submit an application to lender 15 days in advance, and consent of lender shall be obtained in advance. Lender is entitled to arrange the date of earlier repayment based on the actual situation. Borrower shall implement the earlier repayment plan on the date of earlier repayment, and pay up principal repaid in advance and interest thereof, and other due amounts.

Article 2 Rights and Obligations of Borrower

I. Allowed to obtain and use loan based on the contract, and without written consent of lender, not allowed to change purpose of loan.

II. Perform debt based on the contract, and fully return principal and interest of loan on schedule.

III. Provide true, accurate, complete and legal and effective certificates of incomes and assets and financial statements and all account opening cooperatives (banks), account numbers and other relevant materials based on requirements of lender. If it is necessary to issue VAT invoices, materials such as invoicing information shall be provided.

IV. Accept inspection and supervision on production and operation, financial activities, loan use and the like of borrower from lender.

V. Borrower may not maliciously transfer assets, withdraw capital or arbitrarily transfer shares, to avoid liabilities of the contract.

VI. To provide guarantee for other debts, lender shall be notified in advance, and realization of creditor’s right of lender may not be affected; without written consent of lender, it is not allowed to provide guarantee for other debts with assets formed from the loan in the contract.

VII. In case of application for change of name. legal representative, Articles of Association, address, business scope, registered capital and other items, lender must be notified in writing 10 days in advance.

VIII. In case of contracting, lease, joint venture, shareholding system transformation, merger, separation, asset disposal, related transaction, external investment, substantial increase in debt financing and change in operation management method or property ownership organization form due to other reasons, lender must be notified in writing 30 days in advance, consent of lender must be obtained, and repayment and guarantee measures must be implemented.

IX. In case of any event that will have adverse impact on performance of debt under the contract, such as suspension of production, closure of business, cancellation of registration, revocation of business license, legal representative, main person in charge or actual controller engaging in illegal activities, involving litigation or arbitration, operation difficulties, deterioration of financial conditions, occurrence of cross-default events, environmental and social risks, lender must be notified in writing within 3 days, and creditor’s right preservation measures recognized by lender must be implemented.

X. If guarantor of loan in the contract suffers from suspension of production, closure of business, cancellation of registration, revocation of business license, bankruptcy, operating loss and so on, leading to partial or complete loss of the security ability corresponding to loan of the contract, or damage, loss, reduction in value, expropriation, seizure, detention, freezing and the like of collateral for loan in the contract, or other situations that have impact on the security right of lender, borrower shall implement guarantee measures based on requirements of lender.

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XI. Assume all expenses regarding insurance, transportation, registration, safekeeping, appraisal, notarization, announcement and the like related to the contract and guarantee hereunder, all expenses incurred by lender to realize creditor’s right (including but not limited to litigation cost, arbitration cost, case handling fee, attorney service fee, attorney agency fee, property preservation fee, announcement fee, evaluation fee, authentication fee, notarization fee, enforcement application fee, safekeeping fee, auction fee, sale fee, disposal fee, travel cost, telecommunication fee and other fees necessary for realization of creditor’s right), unless they belong to fees specifically provided by the state or otherwise agreed by both parties such as property registration fee, enforcement notarization fee and collateral property insurance premium.

XII. Borrower promises that lender is entitled to recover the loan in advance in light of withdrawal of funds from circulation of borrower.

XIII. Provide an effective account legally opened in the system of Fujian Rural Credit Cooperative (including Rural Commercial Bank), and authorize lender to divide and collect repayable principal and interest of each period and other payables from the account.

Article 3 Rights and Obligations of Lender

I. Allowed to require borrower to provide materials regarding production and operation and financial and accounting statements, and check and supervise production and operation, environment protection and social risk management, financial activities, loan use and the like of borrower.

II. If borrower fails to repay based on agreements (including lender declaring based on the contract that loan matures earlier), lender is entitled to directly divide and collect corresponding amount in RMB or other currency from the account opened by borrower in the system of Fujian Rural Credit Cooperation (including Rural Commercial Bank). Lender shall notify (without a prior notice) borrower of content of relevant deducted amount. If the deducted amount is expressed in a foreign currency, lender is entitled to translate the amount into amount in RMB for repayment based on bank purchase price of exchange quotation issued by the system of Fujian Rural Credit Cooperative (including Rural Commercial Bank) at the time of deduction. If borrower owes debts beyond the contract to lender, lender is entitled to decide the debt repayment order of the said deducted amount.

III. Lender is entitled to monitor inflow and outflow of fund in the fund withdrawal account of borrower agreed in the contract. In case of abnormal fund transaction and red flags for operation, management, finance, capital flow and the like of borrower, lender is entitled to recover the loan in advance and require borrower to take such measures as security increasing.

IV. Timely and fully release loan based on the contract, unless national policy adjustments and other events not due to lender occur.

V. Based on requirements of borrower, keep confidential trade secrets related to production and operation and other information that shall be kept confidential of borrower, unless used within the lender and otherwise specified by the state.

VI. Lender is entitled to, in accordance with laws and regulations and the contract, participate in large-amount financing, asset sale and merger, separation, shareholding system transformation, bankruptcy and liquidation and other activities of borrower, and protect creditor’s right of lender.

VII. Lender is entitled to decide the repayment order of principal, interest, default interest, compound interest or relevant expenses of a creditor’s right.

VIII. If borrower is unable to process loan, repayment or inquiry due to force majeures or accidents such as system failure, equipment failure, communication failure or power supply suspension unforeseeable or uncontrollable by lender, lender will not assume any compensation liability.

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Article 4 Liabilities for Breach of Contract

After the contract takes effect, if any party breaches the contract, the party shall assume corresponding legal liabilities and compensate the other party of economic loss.

Article 5 Other Agreements

I. In case of one of the following conditions, lender is entitled to separately or concurrently use the following rights: require the breaching party to make correction within a period; change the payment mode of loan capital; suspend release of loan, and declare that loan matures earlier and will be recovered in advance; require borrower to increase security; notify relevant units and the financial industry of breaches of the breaching party, and implement announcement and collection through news media; take other asset preservation measures; have the right to terminate the contract.

(I) Principal or interest of any loan under the contract of borrower has been overdue for over 10 days (inclusive).

(II) Without written consent of lender, borrower changes the purpose of loan without authorization.

(III) Borrower or guarantor suffers from adverse change in revenue, unemployment, serious disease or major accident, or is declared missing, in a state of restricted or no capacity for civil conduct, engaged in illegal activities, involved in a litigation, enforced, evading debts, or out of contact, or losing or possibly losing ability to perform the contract.

(IV) The situation agreed in Item VIII under Article 2 hereof occurs, which may affect safety of creditor’s right of lender.

(V) Adverse situation agreed in Items IX and X under Article 2 hereof occurs, which will affect realization of creditor’s right and security right of lender.

(VI) Borrower or guarantor violates the contract, fails to follow the promises, and expresses explicitly or through its activities that it will not perform obligations hereunder.

(VII) Borrower or guarantor is unable to perform any other due loan, guarantee and compensation liability.

(VIII) Without consent of lender, borrower or guarantor transfers properties by means of assignment, transfer, partition and the like, which may have impact on realization of creditor’s right of lender.

(IX) Information in the loan application documents of borrower or guarantor is untrue, or borrower or guarantor fails to timely provide true, complete and effective materials based on requirements of lender, and lender believes that it may affect safety of creditor’s right.

(X) Relevant industrial and credit loan policies of the state are adjusted.

(XI) Other conditions that may affect realization of creditor’s right of lender.

II. If a third party performs relevant obligations and responsibilities under the contract on behalf of debtor, consent of lender shall be obtained. If lender disallows the third party to perform on the behalf, liabilities for breach of contract of borrower will not be exempted. If lender agrees or accepts the third party to perform on the behalf without the knowledge, it does not mean that lender agrees to assume obligations beyond the contract, including but not limited to handover of materials on creditor’s right and debt, litigation and period maintenance, and maintenance of mortgage and pledge registration and the like.

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III. Lender is allowed to provide credit information (including default and adverse information) of borrower to basic financial credit information database and other legally established credit inspection institutions; in accordance with relevant national provisions, inquire about, print and save relevant credit report consistent with relevant provisions through basic financial credit information database and other legally established credit inspection institutions, including inquiring about post-loan risk management of borrower during the existence of loan. The credit report obtained through inquiry may only be used for the scope of purposes specified by Interim Measures for Administration of Personal Credit Information Basic Database and other provisions issued by the People’s Bank of China. Before lender provides personal adverse information including breach of contract of borrower to basic financial credit information database and other legally established credit inspection institutions, lender shall send a text to notify borrower in advance based on the mobile phone number provided by borrower; if borrower changes the mobile phone number, borrower shall timely process the change formalities, otherwise once lender sends the text notice, it will be deemed that the other party has received and been aware of the notice.

IV. Service Addresses of Legal Instruments

It is agreed by all contracting parties that: addresses agreed in Article 7 of Special Clauses herein shall serve as service address for legal instruments such litigation or arbitration documents of relevant people’s court, arbitration commission and other institutions or organizations, and relevant legal instruments, notices, documents, mails and the like from contracting parties to other parties. The said service addresses (including mailing addresses, fax numbers, emails) are applicable to all case handling procedures of a people’s court (arbitration commission or other institutions or organizations), including procedures of first instance, second instance, retrial and enforcement, and if served by any means, it will be deemed to have been served.

If contact information such as service address of a contracting party changes, the party shall notify relevant parties within 3 days. If legal instruments, notices, documents, mails and the like are unable to be received due to invalid or incomplete contact information such as service address provided by a contracting party, or failure to notify relevant parties in time after change, or rejection of relevant party and personnel, or any element other than force majeure of the party, it will be deemed that the party has received relevant documents sent by all parties, relevant people’s court, arbitration commission and other institutions or organizations. If served by post, date when the mailed documents are returned is deemed to be the date of document receipt; if relevant documents are sent by means of data messages such as fax or email, unless specified by laws, date of sending will be deemed to be date of service and receipt.

If there is no date of signing on a document for service, for a mailed document, the third day following the posting will be deemed to be date of service and receipt; for a document under special delivery service, date when the special delivery man delivers the document to address of the other party will be deemed to be date of service and receipt.

Lender may send relevant notices and documents to all contracting parties by means of data messages such as fax, email, SMS, mobile banking and online banking based on the situation; unless specified by laws, date of sending will be deemed to be date of service and receipt.

V. Borrower promises that: lender is allowed to submit default information of borrower to relevant banking association, and authorize the banking association to share default information of borrower among the banking financial institutions and make it public to the society; borrower is willing to accept joint default punishment and right protection measures taken by the banking financial institutions such as lender, e.g., reducing or suspending credit granting, suspending the opening of a new settlement account, suspending the processing of a new credit card of debtor or guarantor.

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VI. Borrower promises that: if borrower is slack in exercising a creditor’s right against a third party or subordinate rights related to the right, which affects realization of creditor’s right of lender, lender has the right to exercise the right of subrogation, and borrower voluntarily waives the defense against lender.

Article 6 Statements

I. Borrower is clearly aware of business scope and the authorization power of lender.

II. Borrower has read all clauses of the contract, and lender has explained all clauses of the contract in details and particularly made special explanations for the part in bold in the contract. Borrower has comprehensively and fully understood all clauses and legal consequences of the contract and bears no doubt, and has an accurate and correct understanding of legal meaning of clauses on rights and obligations and restriction or exemption of liabilities and full understanding of legal consequences of all clauses.

III. Borrower guarantees that he/she has independent or legally authorized capacities for civil rights and conducts to sign and perform the contract, otherwise borrower shall indemnify lender for all losses.

Special Clauses

Article 7 Information of Contracting Parties

Borrower: Fuzhou Yukai Trading Co., Ltd.

Name and No. of Certificate: Business license

Legal Representative: Zheng Zhenyu Authorized Agent:                                 /

Service address for legal instruments and so on: (1) Mailing Address Rooms 909, 910 & 911, Xinya Building, No. 121, Dongjie Sub-district, Gulou District, Fuzhou Postal Code 35000 Recipient Zheng Zhenyu Contact No. 13075988653

(2) Fax                                 /                                 (3) Email                                 /

Lender: Rural Commercial Bank of Fuzhou, Fujian Co., Ltd.

Legal Representative: Shi Yunfei Authorized Agent: Teng Teng

Service address for legal instruments and so on: (1) Mailing Address No. 128 Shuguang Branch Rd., Taijiang District, Fuzhou Postal Code 350000 Recipient Shi Yunfei Contact No. 87711506

(2) Fax                                 /                                 (3) Email                                 /

Article 8 Lender agrees to release the following loan to borrower

I. Amount of Loan: RMB (in words) Three Million Six Hundred Fifty Thousand Only.

II. Purpose of Loan: Operating turnover.

III. Period of Loan: June 9, 2022 – June 8, 2023.

IV. Loan rate is annual interest rate (single rate), i.e., Type (I) below:

(I) Fixed interest rate, 5.95%, i.e., loan prime rate of the latest 1 year (1 year/more than 5 years) loan on the working day preceding date of signing of the contract, plus (plus/minus) 225 basic points (N basic points). During the effective term of the contract, contract execution interest rate will remain unchanged, and not change according to adjustment of loan prime rate.

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(II) Fixed interest rate, interest rate executed for each loan during the effective term hereof will remain unchanged and not change according to adjustment of loan prime rate. Inside: 1. If the loan period determined at the time of release is within 1 year (inclusive), interest rate executed for such loan is loan prime rate of the latest 1 year loan on the working day preceding date of release plus     /     (plus/minus)     /     (N basic points); 2. If the loan period determined at the time of release is longer than 1 year, interest rate executed for such loan is loan prime rate of the latest more-than-5-year loan on the working day preceding date of release plus     /     (plus/minus)     /         /     (N basic points).

(III) Floating interest rate, loan prime rate of the latest     /     (1 year/more than 5 years) loan on the working day preceding date of signing of the contract,     /     (plus/minus)     /     (N basic points). Contract execution interest rate is adjusted on a     /     (monthly/quarterly/annual) basis, and interest rate adjustment date is     /     (the first day of the following month/the first day of the following quarter/the first day of the following year) after loan prime rate is adjusted.

(IV) Floating interest rate, where: 1. If the loan period determined at the time of release is within 1 year (inclusive), interest rate executed for such loan is loan prime rate of the latest 1 year loan on the working day preceding date of release plus     /     (plus/minus)     /     (N basic points); 2. If the loan period determined at the time of release is longer than 1 year, interest rate executed for such loan is loan prime rate of the latest more-than-5-year loan on the working day preceding date of release plus     /     (plus/minus)     /     (N basic points). Contract execution interest rate is adjusted on a     /     (monthly/quarterly/annual) basis, and interest rate adjustment date is     /     (the first day of the following month/the first day of the following quarter/the first day of the following year) after loan prime rate is adjusted.

(V) Floating interest rate, loan prime rate of the latest more-than-5-year loan on the working day preceding     /     (date of signing of the contract/date of release) plus     /     (plus/minus)     /     (N basic points). Contract execution interest rate is adjusted based on a cycle of 12 months; contract interest rate adjustment date is the first day of the first month after 12 months (a full 12 months period is calculated based on corresponding month or date; if there is no corresponding date in current month when the period expires, the last day of current month is the corresponding date) from date of release of loan.

If a floating interest rate is adopted for the contract, on the interest rate adjustment date agreed herein, the execution interest rate is adjusted based on loan prime rate of the latest loan of corresponding period on the working day preceding contract interest rate adjustment date, and number of increased or reduced points agreed herein.

Loan prime rate of the latest 1 year loan on the working day preceding date of signing of the contract is 3.7%, and loan prime rate of the latest more-than-5-year loan is 4.45%.

One basic point agreed herein is equal to 0.01 percent.

Unless specifically agreed, “day” in this agreement refers to natural day.

If the contract uses independent pricing loan mode, loan interest rate shall be executed based on Supplementary Agreement for Pricing of Loan Interest Rate.

Loan interest and default interest and compound interest hereunder include value-added tax; if it is provided by relevant national taxation department that loan hereunder is exempted from VAT, loan interest and default interest and compound interest exclude VAT.

V. Borrower and lender agree to repay principal and interest based on Method (II) below:

(I) Implement the repayment of principal together with interest, and return principal and interest of loan in a lump sum when it is due.

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(II) Settle interest on a monthly (monthly/quarterly/annual) basis, and return principal of loan based on the fund withdrawal situation of Medical Device Management Service Contract renewed for the hospital-wide unified service project (bid no.: ZDZB2016-123) and Fujian Governmental Purchase Contract renewed for medical device maintenance and service project (bid no.: [350213]XH[GK]2019021-1). Interest settlement date is the 20th day of each month/last month of each quarter/last month of each year. If the last repayment date of principal of loan is not an interest settlement date, unpaid interest shall be paid up together with principal.

(III) Repay in installments on a __________________ (quarterly/each * months) basis, and date of repayment is the 20th day of last month of each period. Borrower and lender agree to repay relevant amount based on Method _______________________ below, and its calculation formular is as follows:

1. Equal principal and interest repayment method:

Repayment amount of each period =	Principal of loan × interest rate of the period × (1+ interest rate of the period) number of periods of loan
(1+ interest rate of the period) number of periods of loan - 1

2. Equal principal decrease repayment method:

Repayment amount of each period =	Principal of loan	+ (principal of loan – cumulative returned principal amount) × interest rate of the period
Number of periods of loan

(IV) Other repayment methods:  ____________________________________________________________________________________________.

Article 9 Fund Supervision After Loan

I. Borrower uses the account (name: Fuzhou Yukai Trading Co., Ltd., account no.: 9010210020010000172859, opening bank: Business Department of Rural Commercial Bank of Fuzhou) as the settlement account for payment of loan and repayment of principal and interest.

II. Borrower must establish a special fund withdrawal account, account name: Fuzhou Yukai Trading Co., Ltd., account no.: 9010210020010000173043, opening bank: Business Department of Rural Commercial Bank of Fuzhou, and agree lender to compulsorily deduct principal and interest from the account after the project fund is withdrawn from circulation. Fund withdrawn based on Medical Device Management Service Contract renewed for the hospital-wide unified service project (bid no.: ZDZB2016-123) and Fujian Governmental Purchase Contract renewed for medical device maintenance and service project (bid no.: [350213]XH[GK]2019021-1) shall be settled through the said account. If borrower violates this provision, it will be deemed that borrower violates the contract, and lender is entitled to terminate performance of the contract in advance, and recover principal and interest by legal means, and economic loss arising therefrom shall be assumed by borrower.

Article 10 Liabilities for Breach of Contract

I. If borrower fails to use the loan based on the contract, from date of embezzlement thereof, lender is entitled to calculate and collect loan default interest for the embezzled loan based on actual number of days of embezzlement and loan interest rate indicated herein plus 100%.

II. If borrower fails to repay loan based on the contract, from the overdue date of loan, lender is entitled to calculate and collect loan default interest for overdue loan based on actual number of overdue days and loan interest rate indicated herein plus 50%.

III. For interest that borrower fails to pay on schedule (including interest before and after loan is due, default interest for embezzlement of loan, and default interest for overdue loan), compound interest shall be calculated and collected based on default interest rate of overdue loan.

IV. If the same loan is not only overdue but also not used based on the purpose agreed herein, default interest rate shall be calculated based on the higher one.

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V. If borrower repays principal of loan in advance, lender is entitled to collect penalty for breach of contract, and the penalty calculation rule is                                           /                                           . For loan of a small/micro-sized enterprise, this penalty will not be collected.

Article 11 Other Agreements

I. Notarization fee arising from performance of compulsory execution of notarization formalities is assumed by borrower.

II. See     \     for guarantee for loan hereunder.

Article 12 Co-borrower

Co-borrower voluntarily undertakes the repayment responsibilities of debts under this contract and all expenses incurred by lender in realizing creditor's rights together with borrower, and promises to perform all obligations and responsibilities of borrower agreed in this contract. Lender has the right to require any co-borrower to perform all debts under this contract and bear relevant expenses.

Article 13 Dispute Settlement Method

In case of a dispute during the performance of the contract, the dispute may be settled through consultation among all parties, or based on Method I below.

I. Litigation. Governed by relevant competent people’s court in the place of address of lender.

II. Arbitration. Submit to ---------- (full name of an arbitration institution) for arbitration in accordance with its arbitration rules.

During the litigation and arbitration period, clauses herein not in dispute must still be performed.

The contract is governed by laws of the People’s Republic of China.

Article 14 The contract will come into force as of the date when it is signed or sealed by all parties. The contract is made in triplicate, borrower, guarantor, relevant registration department and ---------- respectively hold one copy, lender holds one copy, and each copy has the same effect.

Borrower (Signature/Seal): Legal Representative: Authorized Agent:	Co-borrower (Signature/Seal):
Co-borrower (Signature/Seal):	Lender (Signature/Seal): Legal Representative: Authorized Agent:

Date of Signing: June 8, 2022

Place of Signing: Rural Commercial Bank of Fuzhou, Fujian

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